CODE OF ETHICS
                                      FOR
                        DREYFUS FOUNDERS FUNDS, INC. AND
                         FOUNDERS ASSET MANAGEMENT LLC

                         (AS AMENDED DECEMBER 11, 1999,
                        TO BE EFFECTIVE JANUARY 1, 2000)




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                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

INTRODUCTION...................................................................1

     ENTITIES SUBJECT TO THIS CODE OF ETHICS...................................1
     STATEMENT OF GENERAL PRINCIPLES...........................................1

SECTION 1:  DEFINITIONS........................................................2

     ACCESS PERSON.............................................................3
     AFFILIATE.................................................................3
     AFFILIATED PRINCIPAL UNDERWRITER..........................................3
     APPROVAL OFFICER..........................................................3
     BENEFICIAL OWNERSHIP......................................................4
     CLIENT....................................................................4
     CONTROL...................................................................4
     DE MINIMIS TRANSACTION....................................................4
     FOUNDERS EMPLOYEE.........................................................4
     INDEPENDENT DIRECTOR......................................................4
     FUND AFFILIATED OFFICER...................................................4
     LEGAL DEPARTMENT..........................................................4
     PREMIER CODE OF ETHICS....................................................5
     PURCHASE OR SALE OF A SECURITY............................................5
     RESTRICTED SECURITIES.....................................................5
     SECURITY..................................................................5
     A SECURITY IS BEING CONSIDERED FOR PURCHASE OR SALE.......................5
     A SECURITY IS BEING PURCHASED OR SOLD.....................................5

SECTION 2:  GENERAL POLICY.....................................................5

SECTION 3:  PROHIBITED PURCHASES AND SALES.....................................6

     GENERAL PROHIBITION.......................................................6
     INITIAL PUBLIC OFFERING...................................................7

SECTION 4:  PRE-TRANSACTION APPROVAL...........................................7

SECTION 5:  SHORT-TERM TRADING PROFITS.........................................8

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SECTION 6:  POTENTIAL CONFLICTS OF INTEREST....................................8

     GIFTS.....................................................................8
     TRIPS.....................................................................9
     PREFERENTIAL TREATMENT....................................................9
     INVESTMENT ADVICE TO OTHERS...............................................9
     OUTSIDE AFFILIATIONS......................................................9

SECTION 7:  INVESTMENT CLUBS...................................................9

SECTION 8:  SERVICE AS A DIRECTOR OF PUBLICLY TRADED COMPANIES................10

SECTION 9:  BROKER ACCOUNTS AND BROKER CONFIRMATIONS..........................10

SECTION 10:  REPORTING REQUIREMENTS...........................................11

     A.  INITIAL REPORT BY NEW ACCESS PERSON..................................11
     B.  PERIODIC REPORTS BY ACCESS PERSONS AND FOUNDERS EMPLOYEES............11
     C.  ANNUAL REPORTS BY ACCESS PERSONS.....................................13
     D.  MONITORING OF PERIODIC AND ANNUAL REPORTS BY LEGAL DEPARTMENT........13
     E.  WRITTEN CERTIFICATION................................................13
     F.  LEGAL DEPARTMENT REPORT..............................................14

SECTION 11:  EXEMPTIONS.......................................................15

     A.  EXEMPT TRANSACTIONS..................................................15
     B.  INDEPENDENT DIRECTOR AND FUND AFFILIATED OFFICER EXEMPTIONS..........15

SECTION 12:  DISSEMINATION, CORPORATE RECORD RETENTION,
               DISCLOSURE, AND CONFIDENTIALITY................................16

SECTION 13:  PERSONAL RECORD RETENTION........................................17

SECTION 14:  MATERIAL INSIDE (NON-PUBLIC) INFORMATION.........................17

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SECTION 15:  VIOLATIONS.......................................................17

SECTION 16:  REVIEW...........................................................19

APPENDIX 1:  LIST OF ACCESS PERSONS AND APPROVAL OFFICERS.....................21

APPENDIX 2:  PORTION OF RULE 16A-1 OF SECURITIES EXCHANGE ACT OF 1934
               AND PORTIONS OF SECTION 2.(A) OF THE INVESTMENT
               COMPANY ACT OF 1940............................................22

APPENDIX 3:  POLICY STATEMENT ON INSIDER TRADING..............................27

ADDENDUM......................................................................32

EXHIBIT A:  Request for Approval of Security Transaction in Personal Account

EXHIBIT B:  Notification of Intention to Engage in De Minimis Transaction

EXHIBIT C:  Approval Form for Trips Where a Portion of the Cost is Paid by a
            Third Party

EXHIBIT D:  Approval Form for Outside Employment or Business Activity

EXHIBIT E:  Notification of Possible Security Transaction by Investment Club
            or Similar Entity

EXHIBIT F:  Initial Report Form

EXHIBIT G:  Report of Occurrence of Securities Transactions and Initiation of
            Brokerage Accounts Within Last Calendar Quarter

EXHIBIT H:  Report of Securities Ownership/Report of Establishment of
            Brokerage Accounts

EXHIBIT I:  Compliance Certification

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                                  INTRODUCTION


ENTITIES SUBJECT TO THIS CODE OF ETHICS.

        Dreyfus Founders Funds, Inc. (which, collectively with each of its series portfolios, is hereinafter referred to as the "Fund") is an open-end, diversified, externally managed investment company registered under the Investment Company Act of 1940 (the "Act").

        Founders Asset Management LLC ("Founders") serves as the external investment manager of the Fund pursuant to an investment advisory agreement with each series portfolio ("Portfolio" or collectively, "Portfolios") of the Fund. Founders is an investment adviser registered under the Investment Advisers Act of 1940 (the "Advisers Act").

        Premier Mutual Fund Services, Inc. currently serves as the principal underwriter of the Fund ("Premier"). For the purposes of this Code of Ethics, Premier is an affiliated principal underwriter since officers of Premier also serve as officers of the Fund. Premier, which has adopted its own code of ethics, is subject only to certain reporting and certification provisions of this Code of Ethics.

STATEMENT OF GENERAL PRINCIPLES.

        The directors ("directors"), officers, employees, and other access persons of the Fund ("Access Persons," as defined in Section 1 of this Code of Ethics) and the directors, officers, and employees of Founders ("Founders Employees," as hereinafter more specifically defined) are cognizant of and committed to the performance of their fiduciary duties under general corporate law and as more specifically articulated in the Act and the Advisers Act, including, without limitation, proscriptions against overreaching, self-dealing, insider trading, and conflicts of interests. Moreover, with respect to certain legal matters and ethical questions arising in the course of their deliberations and actions, directors, other Access Persons, and Founders Employees regularly seek the advice of counsel.

        This Code of Ethics is directed to the particular objective of compliance with the provisions of Rule 17j-1 under the Act as such provisions are applicable to Access Persons, of compliance with various provisions of the Advisers Act as such provisions are applicable to Founders Employees, and to the prevention of engagement in any personal securities transactions by Access Persons and Founders Employees which might conflict with or adversely affect the interests and welfare of the Fund and its shareholders and, with respect to Founders Employees, of other clients of Founders ("Clients," as defined in Section 1 of this Code of Ethics).

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        The general  principles and procedures which guide the activities of all
Access Persons and Founders Employees are augmented by this Code of Ethics, which is based upon the fundamental recognition that Access Persons have a fiduciary relationship with the Fund and its shareholders and Founders Employees may have such a relationship with other Clients, which requires the maintenance by all such individuals of the highest standards of integrity and conduct.

        Access Persons must at all times recognize, respect, and act in the best interests of the shareholders of the Fund, and Founders Employees must so act with respect to the Fund and other Clients. In furtherance of their fiduciary responsibilities, Access Persons and Founders Employees must ensure that they do not take any inappropriate advantage of their positions as directors, officers, employees, or agents of the Fund and of Founders. Access Persons and Founders Employees must avoid any situations which might compromise their exercise of fully independent judgment in the interests of or on behalf of the Fund and its shareholders and other Clients, as applicable.

        Professional and legal responsibilities to the Fund and its shareholders and to other Clients dictate that not only conflicts of interests, but the appearance of conflicts of interests, be avoided. Although compliance by Access Persons and Founders Employees with the provisions of this Code of Ethics is mandatory, codes of ethics cannot define all conflict and potential conflict situations. Therefore, in addition to assuring that one's conduct comports with this Code of Ethics, Access Persons and Founders Employees must avoid engaging in any conduct that may create a conflict of interest or the potential for a conflict of interest. Access Persons and Founders Employees must adhere not only to the letter but also to the spirit of the Code of Ethics and the principles articulated herein.

        All activities of an Access Person and a Founders Employee must be governed by the high fiduciary standard of scrupulous avoidance of serving one's own personal interests ahead of the interests of the Fund and other Clients, as applicable. In one's business activities, one must act in all respects in the best interests of the Fund and its shareholders and of other Clients.


                             SECTION 1: DEFINITIONS

        For  the  purpose  of  this  Code  of  Ethics,   the  following  general
definitions shall apply:


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        1.     ACCESS PERSON shall mean:

               a. Any director or officer of the Fund or of Founders; and

               b. Any employee of the Fund or of Founders who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund or a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

               c. Any natural person in a control relationship to the Fund or to Founders who obtains information concerning recommendations made to the Fund or a Client with regard to the purchase or sale of a security.

        Access Person shall not include an employee of the Fund or of Founders who receives no information about current recommendations or trading or an employee who obtains information in a single instance, infrequently or inadvertently.

        2. AFFILIATE. One is an "Affiliate" of another person or company if he or she:

               a. is a partner, director, officer, or employee of such other person or company; or

               b. directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of such company; or

(iii) directly or indirectly controls such company.

        3. AFFILIATED PRINCIPAL UNDERWRITER is a principal underwriter which is affiliated with the Fund or its investment adviser, or is a principal underwriter, any officer, director, or general partner of which is an officer, director, or general partner of the Fund or an investment adviser of the Fund. At present, Premier serves as the principal underwriter of the Fund. Premier is an affiliated principal underwriter, since officers of the principal underwriter also serve as officers of the Fund.

        4. APPROVAL OFFICER means the person(s) designated by the president of Founders to provide certain written approvals required by this Code of Ethics. The Approval Officer(s) is identified on Appendix 1.

        5. BENEFICIAL OWNERSHIP shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of

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Section 16 of the Securities  Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires. A copy of the relevant portions of Rule 16a-1, which defines beneficial ownership in accordance with Section 16, is included on Appendix 2.

        6. CLIENT means an investment advisory client of Founders other than the Fund.

        7. CONTROL shall have the meaning set forth in Section 2(a)(9) of the Act. A copy of Section 2(a)(9) of the Act is included on Appendix 2.

        8. DE MINIMIS TRANSACTION means a securities transaction for which pre-transaction approval is not required, as more fully described and defined in
Section 4.2 of this Code of Ethics.

        9. FOUNDERS EMPLOYEE means an officer, director, and/or employee of Founders.

        10. INDEPENDENT DIRECTOR means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act and who, in connection with his or her normal and regular responsibilities, does not make or participate in decisions with respect to the purchase or sale of a security by the Fund or make any recommendations with respect to such purchases or sales. An independent director is further defined as one who does not normally obtain information regarding the purchase or sale of a security by the Fund within fifteen days before or after the purchase or sale. A copy of
Section 2(a)(19) of the Act is included on Appendix 2.

        11. FUND AFFILIATED OFFICER means an officer of the Fund who is not a director, officer, or employee of Founders or any affiliate thereof (other than the officer's being affiliated with Founders as an officer of the Fund) and who, in connection with his or her normal and regular responsibilities, does not make or participate in decisions with respect to the purchase or sale of a security by the Fund or make any recommendations with respect to such purchases or sales. A Fund Affiliated Officer is further defined as one who does not normally obtain information regarding the purchase or sale of a security by the Fund within fifteen days before or after the purchase or sale. A Fund Affiliated Officer may be an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act.

        12. LEGAL DEPARTMENT means the Legal Department of Founders of which the general counsel of Founders has supervision. The general counsel shall designate in writing the individual responsible for reviewing Reports pursuant to the provisions of Section 10.D. and shall maintain this written designation.

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        13.   PREMIER CODE OF ETHICS means  the  code of ethics  promulgated  in accordance with Rule 17j-1 of the Act or equivalent document of Premier.

        14. PURCHASE OR SALE OF A SECURITY shall include the writing of an option to purchase or sell the security.

        15. RESTRICTED SECURITIES shall include securities which are not readily marketable and securities which cannot be resold or distributed to the public or to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "1933 Act"), without an effective registration statement under the 1933 Act. A security which is not readily marketable is one which, for whatever reason, cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the security is reasonably valued.

        16. SECURITY shall have the meaning set forth in Section 2(a)(36) of the Act, and shall also include related securities, such as rights and convertible instruments, and financial instruments such as options, futures, commodities, and derivative instruments which are related to, but are not the same as, securities that may be held or acquired by the Fund or a Client, and which may not be defined as securities in Section 2(a)(36) of the Act. The term security shall include restricted securities as defined herein. Security shall not include: government securities as defined in Section 2(a)(16) of the Act; high quality short-term debt instruments including, but not limited to, bankers' acceptances, bank certificates of deposit, commercial paper, and repurchase agreements; and shares of registered open-end investment companies. Copies of Sections 2(a)(36) and 2(a)(16) of the Act are included on Appendix 2.

        17. A SECURITY IS BEING CONSIDERED FOR PURCHASE OR SALE when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

        18. A SECURITY IS BEING PURCHASED OR SOLD when, within the most recent seven-day period, a transaction in such security has been effected for the Fund or a Client, or when a transaction in such security is pending or in progress for the Fund or a Client.


                            SECTION 2: GENERAL POLICY

        Directors and other Access Persons are specifically reminded that it is unlawful for any of them, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the Fund:

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        1.  To employ any device, scheme or artifice to defraud the Fund;

        2. To make any untrue statement of a material fact to the Fund or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

        3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

        4.  To engage in any manipulative practice with respect to the Fund.

        For purposes of this Section 2, a security held or to be acquired by the Fund means any security as defined herein which, within the most recent 15-day period, is or has been held by the Fund or is being or has been considered by the Fund or by Founders for purchase by the Fund.

        These proscriptions apply to Founders Employees not only with respect to the Fund but also with respect to Clients.

        The provisions of this Code of Ethics have been instituted, in part, in an effort to ensure that directors, other Access Persons, and Founders Employees do not, inadvertently or otherwise, violate the proscriptions outlined above.


                    SECTION 3: PROHIBITED PURCHASES AND SALES

GENERAL PROHIBITION.

        Except as provided in Section 11 of this Code of Ethics, no Access Person or Founders Employee shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

        1. Is being considered for purchase or sale by the Fund or, as to Founders Employees, a Client; or

        2. Is being purchased or sold by the Fund or, as to Founders Employees, a Client.

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INITIAL PUBLIC OFFERING.

        Except as provided in Section 11 of this Code of Ethics, no Access Person and no Founders Employee shall purchase, directly or indirectly, any securities which are offered in an initial public offering.


                       SECTION 4: PRE-TRANSACTION APPROVAL

        1. Every Access Person and Founders Employee shall obtain written approval of an Approval Officer prior to effecting any transactions in securities for his or her direct or indirect personal gain or in which he or she may have any beneficial interest. Such prior written approval shall also be required of any such transactions effected by, for, or on behalf of any member of the Access Person's and Founders Employee's household. Written approval shall be obtained by use of the form attached hereto as Exhibit A. Such approval shall be effective for three trading days. The legal department of Founders (the "Legal Department") shall retain the original copies of all completed approval forms.

        2. The pre-transaction approval requirements of this Section 4 shall not apply to "de minimis" transactions, defined as any purchase or sale of a security by an Access Person or Founders Employee who is not also buying or selling the same security for the Fund or a Client, and which:

               a. Is issued by a company with a market capitalization of at least $1 billion and has an average daily trading volume of at least 100,000 shares; AND

               b. Involves no more than 100 shares or units, regardless of the dollar amount of the transaction, or any number of shares or units having a value of no more than $5,000.

        If, during any two consecutive calendar quarters, aggregate purchase or sale transactions by the Access Person or Founders Employee in shares or units of the same issuer exceed 300 shares or units or a cumulative value of $15,000, whichever is the last to occur, subsequent transactions in the issuer's securities shall no longer be regarded as "de minimis" transactions. Within three business days of the transaction which causes a limit of 300 shares or units or $15,000 to be exceeded, the Access Person or Founders Employee shall notify the Legal Department of the occurrence of the transaction. Transactions in the applicable issuer's securities during the next 12 months will be subject to the pre-clearance provisions of this Section 4.

        Any Access Person or Founders Employee who desires to engage in a de minimis transaction (subject to the limits set forth in the preceding paragraph)

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shall  complete  the form  attached  hereto  as  Exhibit  B prior  to each  such transaction, and return that form to the Legal Department.

        3. Any Access Person or Founders Employee who has obtained written approval to purchase a restricted security and who has purchased and continues to maintain the security in reliance upon such approval must disclose the investment to his or her Approval Officer in any instance in which the Access Person or Founders Employee is involved in consideration by the Fund or a Client of an investment in the issuer of the restricted security. In any such circumstance, the decision of a Fund or a Client to purchase an investment in the issuer of the restricted security must be reviewed independently by one or more investment personnel of Founders, selected by the Approval Officer, who have no personal interest in the issuer, who must execute written approval of the investment in the issuer prior to the investment's being made.


                      SECTION 5: SHORT-TERM TRADING PROFITS

        Every Access Person or Founders Employee who obtains a profit from a purchase and sale, or a sale and purchase, of the same or equivalent securities in which the individual has a beneficial ownership interest within sixty (60) calendar days shall disgorge such profit, with the profit to be allocated in whole or in part among Portfolios of the Fund as determined equitably by the Fund's board of directors (any portion of the profit not so allocated shall be allocated among Clients as determined by Founders' board of directors); provided, however, that such disgorgement of short-term trading profits shall not apply to "de minimis" transactions as defined in Section 4 of this Code of Ethics or to securities transactions of Access Persons or of Founders Employees under circumstances, determined in the sole discretion of the board of directors of the Fund, in which disgorgement of profits would be inequitable.


                   SECTION 6: POTENTIAL CONFLICTS OF INTEREST

GIFTS.

        No Access Person or Founders Employee shall give, seek or accept any gift, favor, or other item of value in excess of $100 to or from any person or entity having a direct or indirect business and/or professional relationship with the Fund or Founders or any affiliated entities of the Fund or Founders. No Access Person or Founders Employee shall participate individually or on behalf of Founders, a Client or the Fund, directly or indirectly, in any transaction involving the payment or receipt of any bribe or kickback, or the payment or receipt of any other amount with an understanding that part or all of such amount will be

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refunded or delivered to a third party in violation of any law applicable to the transaction.

TRIPS.

        Any trip to be taken by an Access Person or a Founders Employee must be approved in advance, by use of the form attached hereto as Exhibit C, if any portion of trip related expenses is to be paid by a broker, by a company whose securities are publicly traded, or by any other person or entity with which Founders may have a current or anticipated business relationship.

PREFERENTIAL TREATMENT.

        No Access Person or Founders Employee shall give, seek or accept any preferential treatment in dealings with any broker, dealer, portfolio company, financial institution, supplier or any other organization with which Founders transacts business or anticipates transacting business.

INVESTMENT ADVICE TO OTHERS.

        Access Persons and Founders Employees are strictly prohibited from acting jointly or individually in an investment advisory capacity for an account other than a Fund or Client.

OUTSIDE AFFILIATIONS.

        Access Persons and Founders Employees are prohibited from receiving direct or indirect compensation of more than minimal value as a result of services provided to any outside entity or from otherwise engaging in any outside for-profit business activities without first receiving the written approval of the Approval Officer on the form attached hereto as Exhibit D. The Legal Department shall retain copies of all such approvals.


                           SECTION 7: INVESTMENT CLUBS

        Notwithstanding any other provisions of this Code of Ethics to the contrary, family members, such as husband, wife, and other dependent relatives of an Access Person or a Founders Employee may participate in investment clubs or similar investment groups if, and only if, all of the following conditions are present and are adhered to:

               a. The Access Person or Founders Employee does not provide investment advice to the family member or to other club participants

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        with respect to any security  which is being  considered for purchase or sale by the Fund or a Client or is being purchased or sold by the Fund or a Client.

               b. The family member immediately notifies the Access Person or Founders Employee when he or she is aware that the investment club has purchased or sold or is considering the purchase or sale of a security.

               c. Upon being notified by the family member in accordance with item (b), the Access Person or Founders Employee completes and signs Exhibit E and submits Exhibit E to the Approval Officer for acknowledgment. The Legal Department shall retain copies of all such forms.


          SECTION 8: SERVICE AS A DIRECTOR OF PUBLICLY TRADED COMPANIES

        No Access Person or Founders Employee shall be permitted to serve on the board of directors of a publicly traded company unless prior written authorization has first been obtained from the president of Founders. Approval of such service by the president shall be based upon a determination that the service is consistent with the interests of the Fund and its shareholders and the Clients. In instances in which authorization to serve is granted, the Access Person or Founders Employee serving as a director shall refrain from any direct or indirect involvement in the consideration for purchase or sale and in the purchase or sale by the Fund or a Client (i) of any securities of the company on the board of directors of which the Access Person or the Founders Employee serves as a director, or (ii) of any securities of an affiliate of such company.


               SECTION 9: BROKER ACCOUNTS AND BROKER CONFIRMATIONS

        1. Each Access Person and Founders Employee is required to provide the Legal Department with the name, address, and telephone number of any brokerage firm with which the Access Person or Founders Employee establishes or maintains a brokerage account or in which such Access Person or Founders Employee or any member of such Access Person's or Founders Employee's household has any direct or indirect beneficial ownership, and the account number and registered owner designation of any such account. Such information as to existing brokerage accounts shall be provided upon filing of the initial written certification required of an Access Person and Founders Employee by use of the form attached hereto as Exhibit F. Such information with respect to the establishment of a new brokerage account not previously reported to the Legal Department shall be provided by the Access Person or Founders

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10                                                                Code of Ethics

Employee to the Legal Department within ten days of establishment of the account.

        2. All Access Persons and Founders Employees are required to direct any broker effecting a transaction in any security in which such Access Person or Founders Employee or any member of such Access Person's or Founders Employee's household has any direct or indirect beneficial ownership to provide the Legal Department with duplicate copies of the applicable trade confirmations and periodic account statements.


                       SECTION 10: REPORTING REQUIREMENTS

A.      INITIAL REPORT BY NEW ACCESS PERSON.

        Within ten (10) days of the date upon which an individual becomes an Access Person, the new Access Person shall provide the Legal Department with an initial report containing a list of all securities in which such Access Person or any member of such Access Person's household has any direct or indirect beneficial ownership. The list shall include the title and number of shares or interests of each security owned, each security's ticker symbol, if any, the date(s) of purchase of the security, and the price(s) paid for the security. The initial report shall also include all other information required by Rule 17j-1 of the Act. The initial report shall be made by use of a form similar to that attached hereto as Exhibit F.

B.      PERIODIC REPORTS BY ACCESS PERSONS AND FOUNDERS EMPLOYEES.

        1. Except as is otherwise provided in Section 10.B.2., every Access Person and Founders Employee shall report to the Legal Department the information described in paragraph 3 of this Section 10B with respect to transactions in any security in which such Access Person or Founders Employee or any member of such Access Person's or Founders Employee's household has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security. Such report shall be made by use of a form similar to that attached hereto as Exhibit G not later than ten days after the end of the calendar quarter in which the transaction occurred.

        2. An Independent Director shall be exempt from the reporting requirements imposed by Section 10.B.1. and need only report a transaction in a security if such Director, at the time of that transaction knew or, in the ordinary course of fulfilling his official duties as a director of the Fund should have known, that during the 15-day period immediately preceding or after the date of the transaction by the Director, such security was purchased or sold by the Fund or was being considered by the Fund or Founders for purchase or sale by the

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Code of Ethics                                                                11

Fund. Any such transaction should be reported to the Fund's counsel not later than ten (10) days after the end of the calendar quarter in which the transaction occurred.

        3. At the end of each calendar quarter, the Legal Department will provide each Access Person and Founders Employee who effected securities transactions during the quarter with a form similar to that attached as Exhibit G containing (i) the name of any broker, dealer, or other institution with which an account was established by the individual during the quarter and the date the account was established, and (ii) a list of all securities transactions for which the individual has submitted reports on Exhibits A and B during the quarter and/or for which broker trade confirmations of the individual's securities transactions have been received by the Legal Department during the quarter. The Access Person or Founders Employee is responsible for verifying the accuracy and completeness of the information on the report provided by the Legal Department and for adding (i) the identity of any broker, dealer, or other institution with which an account was established by the individual during the proceeding quarter which is not included on the report, and (ii) any transaction which was effected during the preceding quarter which is not included on the report. All reports shall contain the following information:

          a. The title of each security involved in the transaction, each security's ticker symbol, if any, the amount of each security purchased or sold, the date of the transaction, and the price at which the transaction was executed;

          b. The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

          c. If the transaction was effected through a brokerage firm, a broker's confirmation of such transaction (unless the Legal Department already has received a copy of the confirmation);

          d. If no brokerage firm was involved in the transaction, an explanation of the circumstances surrounding the transaction and the manner in which the transaction was executed; and

          e. The name of the broker, dealer, or other institution with which an account was established and the date the account was established.

        4. Such reports and, if applicable, accompanying confirmations shall be retained by the Fund's counsel or the Legal Department for a period of at least six years.

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12                                                                Code of Ethics

        5. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

C.      ANNUAL REPORTS BY ACCESS PERSONS.

        On or before February 1 of each calendar year, each Access Person shall provide to the Legal Department a report ("Report") which shall include a list of all securities in which, as of the preceding December 31, the Access Person had any direct or indirect beneficial ownership interest. The list shall contain the title and number of shares or interests of each security owned, the date(s) of purchase of the security, and the price(s) paid for the security. The Report shall also include all additional information required by Rule 17j-1 of the Act. The Report shall be provided by use of a form similar to that attached hereto as Exhibit H.

D.      MONITORING OF PERIODIC AND ANNUAL REPORTS BY LEGAL DEPARTMENT.

        1. Upon receipt by the Legal Department of each periodic report provided pursuant to Sections 10.A. and 10.B., the Legal Department will review the report to determine whether the Access Person or Founders Employee may have engaged in possible violations of this Code of Ethics, paying particular attention to trading patterns and activities of the Access Person or Founders Employee which may identify potential infractions of this Code of Ethics.

        2. Upon receipt by the Legal Department of each annual report provided pursuant to Section 10.C., the Legal Department shall prepare a list of all securities shown on the reports and shall compare the list with records of securities purchased or sold by the Fund and by Clients during the prior twelve months. The Legal Department shall determine, based upon such comparison and upon any further review of any Access Person's securities transactions deemed necessary, whether any violations of this Code of Ethics may have occurred.

E.      WRITTEN CERTIFICATION.

        On a basis no less frequently than annually, each Independent Director of the Fund shall report to the Fund's counsel, and each other Access Person or Founders Employee shall be required to provide to the Legal Department, a written certification that the Access Person or Founders Employee has read and understands this Code of Ethics and recognizes that he or she is subject to certain terms and provisions thereof. Each Access Person and Founders Employee shall further be required annually to certify in writing that he or she has complied with the requirements of this Code of Ethics and has disclosed or

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Code of Ethics                                                                13
reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics. Attached hereto as
Exhibit I is the form to be used by Access Persons, other than Independent Directors, and by Founders Employees to comply with this certification.

F.      LEGAL DEPARTMENT REPORT.

        On a basis no less frequently than annually, the Legal Department shall prepare and, as to Premier, arrange to receive from an appropriate representative of Premier, a written report ("Report") to the board of directors of the Fund or to a standing committee of the board designated by the Independent Directors to receive such Reports, which shall provide the following information:

          a. A summary of existing procedures concerning investments in securities by all Access Persons and Founders Employees who are required to report their securities transactions to the Legal Department and any changes in such procedures which were implemented in the past six (6) months;

          b. Any issues arising under this Code of Ethics, the Premier Code of Ethics, or under the code of ethics of any investment adviser or affiliated principal underwriter of the Fund, including, but not limited to, material or recurring violations of this Code of Ethics, the Premier Code of Ethics, or any other code of ethics of any investment adviser or affiliated principal underwriter of the Fund committed by any access person or Founders Employee during the period from the most recent prior Report;

          c. Any recommended changes in existing restrictions or procedures to this Code of Ethics or to the Premier Code of Ethics based upon (i) the experience of the Fund, Founders, or Premier under their respective Codes of Ethics, (ii) the experience of any other investment adviser or affiliated principal underwriter of the Fund which may have a separate code of ethics, (iii) evolving industry practices, or (iv) developments in applicable laws or regulations; and

          d. A certification that the Fund, Founders, and Premier, and any other investment adviser or affiliated principal underwriter of the Fund, have adopted such procedures as are reasonably necessary to prevent any access person or Founders' Employee from violating any codes of ethics applicable to the entity.

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14                                                                Code of Ethics

                             SECTION 11: EXEMPTIONS

A.      EXEMPT TRANSACTIONS.

        The   prohibitions  of  Section  3  of  this  Code  of  Ethics  and  the pre-transaction, short-term trading, and reporting requirements of Sections 4, 5, and 10B of this Code of Ethics shall not apply to:

        1. Purchases or sales of securities effected in any account over which an Access Person or Founders Employee has no direct or indirect influence or control;

        2. Purchases or sales which are non-volitional on the part of an Access Person or a Founders Employee, including transactions in accounts in which complete investment discretion has been delegated to a person or entity not an Access Person or a Founders Employee or a member of such Access Person's or Founders Employee's household;

        3.  Purchases which are part of an automatic dividend reinvestment plan;

        4. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

        5. Purchases or sales of securities other than restricted securities which receive the prior approval of the president of Founders or such other senior officer as any such president may designate to grant such approval in his absence, because they are only remotely potentially harmful to the Fund or a Client since they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold, or held by the Fund or a Client.

B.      INDEPENDENT DIRECTOR AND FUND AFFILIATED OFFICER EXEMPTIONS.

        Notwithstanding any language in this Code of Ethics to the contrary, the initial public offering prohibition of Section 3, the provisions of Section 4.1, the provisions of Section 5, the provisions of Section 6, the provisions of
Section 7, the provisions of Section 8, and the provisions of Section 9 of this Code of Ethics shall not apply to Independent Directors or to Fund Affiliated Officers. The provisions of Section 10.A. and the provisions of Section 10.C. of this Code of Ethics shall not apply to Independent Directors.

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Code of Ethics                                                                15

             SECTION 12: DISSEMINATION, CORPORATE RECORD RETENTION,
                        DISCLOSURE, AND CONFIDENTIALITY

        1. Founders shall provide a copy of this Code of Ethics to all Access Persons and to all Founders Employees and shall inform such individuals of their duties and responsibilities imposed by this Code of Ethics, including their reporting responsibilities. Founders shall obtain a written certification from each Founders Employee stating that he/she has read, understands, and will comply with this Code of Ethics by use of the form attached hereto as Exhibit F.

        2. The Fund and Founders shall maintain for a six-year period in an easily accessible place the following records:

               a.  A copy of this Code of Ethics;

               b. A record of any violation of this Code of Ethics and of any action taken as a result of such violation;

               c. A copy of each report made by an Access Person or Founders Employee pursuant to this Code of Ethics;

               d. A list of all persons who are, or within the past six years have been, required to make reports pursuant to this Code of Ethics. Founders shall arrange for a list of all current Access Persons to be attached to this Code of Ethics as Appendix 1 and to be amended when necessary to add or delete Access Persons; and

               e. A list of Approval Officers. Founders shall arrange for a list of all current Approval Officers to be included on Appendix 1 and to be amended when necessary to add or delete Approval Officers.

        3. The prospectuses and/or the statements of additional information of the Fund shall provide disclosure with respect to the general policies and procedures applicable to Access Persons by this Code of Ethics, including specific disclosure with regard to the extent to which Access Persons are permitted to engage in personal securities transactions. Such disclosure shall further include a brief description of the procedures initiated by the Fund to address conflicts of interests occurring as a result of violations of this Code of Ethics, and shall include the manner in which a Fund investor may obtain a copy of the Code of Ethics, including the availability of the Code of Ethics from the public files of the Securities and Exchange Commission. Legal counsel for Founders and for the Fund are to review the disclosure for adequacy and are further directed to attach a copy of the Code of Ethics, the Premier Code of Ethics, and any other codes of ethics of the Fund's investment advisers and affiliated principal underwriters as exhibits to the Fund's registration statement.

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16                                                                Code of Ethics

        4. The Legal Department, Approval Officers, and other individuals who may receive (i) reports of securities transactions and/or securities holdings of Access Persons and (ii) other information with respect to Access Persons' and other Founders Employees' compliance with or violation of any provisions of this Code of Ethics shall receive and maintain the information in confidence. Such information shall only be disclosed to those persons or entities who have either a need or a legal obligation to receive such information or have the legal authority to be provided with the information. Persons and entities to whom such information may appropriately be disclosed include, but are not necessarily limited to, the directors of the Fund, the president of Founders, compliance, accounting, and legal personnel of the Fund and of Founders, Approval Officers, state and federal regulatory agencies, and appropriate representatives of the National Association of Securities Dealers, Inc.


                      SECTION 13: PERSONAL RECORD RETENTION

        Each Access Person and Founders Employee is encouraged to retain in his or her personal files for a period of at least six years broker's confirmations, monthly statements, or other appropriate information covering all personal securities transactions, and all transactions in securities effected by, for, or on behalf of any member of the Access Person's and Founders Employee's household, showing the amount of each security purchased or sold, the date of the transaction, the price at which it was executed, and the name and address of the executing broker or dealer, if any.


              SECTION 14: MATERIAL INSIDE (NON-PUBLIC) INFORMATION

        It is unlawful under the Securities Exchange Act of 1934 and SEC Rule 10b-5 thereunder for any person to trade or recommend trading in securities on the basis of material, inside (non-public) information. Founders has adopted a Policy Statement On Insider Trading, a copy of which is included as Appendix 3 and is incorporated herein by this reference. By acknowledging that they have read, understand and will comply with this Code of Ethics, Access Persons and Founders Employees are also acknowledging that they have read, understand and will comply with the attached Policy Statement on Insider Trading.


                             SECTION 15: VIOLATIONS

        1. Any Access Person or Founders Employee who becomes aware of a violation or apparent violation of this Code of Ethics by an officer, director, or employee of the Fund shall advise the president of Founders or the Fund's legal

--------------------------------------------------------------------------------
Code of Ethics                                                                17
counsel of the matter. The person to whom the violation or apparent violation is made known shall thereupon report the matter to the Fund's board of directors. The board shall determine whether a violation has occurred and, if so, will impose or, where applicable, recommend such sanctions, if any, as it deems appropriate, including verbal or written warnings, a letter of censure, suspension, termination of employment, or other sanctions. Prior to the final determination by the board of directors, Founders shall provide such investigation of a reported violation and shall make such recommendations to the board with respect thereto as Founders and/or the board shall deem advisable.

        2. Any Access Person or Founders Employee who becomes aware of a violation or apparent violation of this Code of Ethics by an officer, director, employee, or other access person of Founders who is not also an officer, director, or employee of the Fund shall advise the president, the Legal Department or Founders' legal counsel of the matter. The person to whom the violation or apparent violation is made known shall thereupon report the matter to Founders' president or, if the violation or apparent violation involves Founders' president, Founders' chairman of the board of directors. Founders' president or chairman of the board, as appropriate, in consultation with the Legal Department (if not involved with the violation or apparent violation), shall determine whether a violation has occurred and, if so, will impose such sanctions, if any, as he or she may deem appropriate, including verbal or written warnings, a letter of censure, suspension, termination of employment, or other sanctions.

        3. In addition to any other sanctions which may be imposed upon an Access Person or a Founders Employee who has violated this Code of Ethics, and particularly in circumstances in which the violation involves the sale or purchase of a security, the Access Person or Founders Employee having engaged in the violation may be required either to unwind the purchase or sale transaction or, if that is impractical, disgorge all profits from the transaction. Any such profits are to be allocated in whole or in part among Portfolios of the Fund and Clients as determined equitably by the Fund's board of directors, if the sanction is imposed by the Fund's board, and by Founders' president or chairman of its board of directors, as appropriate, if the sanction is imposed by Founders.

        4. The Legal Department shall notify the Fund's board of directors, or a standing committee of the board designated by the Independent Directors, of violations of this Code of Ethics committed by an officer, director, employee, or other access person of Founders who is not also an officer or director of the Fund and of the sanctions, if any, which have been imposed by Founders upon the person having committed the violation. Such a report will be provided at the next regularly scheduled meeting of the Fund's board of directors following the determination of the occurrence of the violation.

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18                                                                Code of Ethics

        The Fund's board of directors will review the report and other presentations concerning the violation and the sanctions imposed with respect thereto, and may either:

               a.  Take no further action; or

               b. Recommend reconsideration of the determination that a violation has occurred, the sanctions imposed with respect thereto, and/or of the allocation of any disgorgement, accompanied by specific suggestions for change in the actions taken by the chairman of the board or the president of Founders as the board of directors may deem appropriate.

        5. Upon receipt of a recommendation for reconsideration from the Fund's board of directors in accordance with item 4.b. above, the chairman of the board or the president of Founders, as applicable, will consider the directors' recommendations and will take such final action as he or she deems appropriate under the circumstances. A report of the action taken will be provided at the next regularly scheduled meeting of the Fund's board of directors.


                               SECTION 16: REVIEW

        1. The board of directors of the Fund, including a majority of the Fund's independent directors, shall approve this Code of Ethics, the Premier Code of Ethics, and the code of ethics of any other investment adviser and affiliated principal underwriter of the Fund, and any material changes to such codes of ethics.

        2. Approval of codes of ethics and any material changes thereto shall be based upon a determination that the codes contain provisions reasonably necessary to prevent access persons from engaging in conduct prohibited by Rule 17j-1 under the Act.

        3. Prior to approving a code of ethics, the directors of the Fund must receive a certification from the Fund and each Fund's investment adviser and affiliated principal underwriter that each entity has adopted procedures reasonably necessary to prevent access persons of the respective entity from violating the entity's code of ethics.

        4. Approval by the Fund's directors of the code of ethics of a Fund's investment adviser or affiliated principal underwriter must occur prior to the initial

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Code of Ethics                                                                19
retention of services of the investment adviser or affiliated principal underwriter.1 Approval of material changes to a code of ethics must occur no later than six months after adoption of the material change.

        5. The general counsel of Founders is directed to advise the Fund's board of directors at their next regularly scheduled meeting of any material amendments to the code of ethics of any investment adviser or affiliated principal underwriter of the Fund.


        APPROVED AND AMENDED to be effective as of January 1, 2000, by vote of a majority of the directors of the Fund, including a majority of the Independent Directors, and by vote of the board of managers of Founders.























--------
1 Since the Fund has heretofore retained the services of its investment adviser and affiliated principal underwriter, this requirement will be satisfied by the approval by the Fund's directors of the codes of ethics of Founders and Premier by September 1, 2000.

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20                                                                Code of Ethics

                                   APPENDIX 1
                                       TO
                                 CODE OF ETHICS


                  LIST OF ACCESS PERSONS AND APPROVAL OFFICERS




    [Please contact Founders' Legal Department to obtain the current list of Access Persons and Approval Officers. This list can also be found on the
           Legal Department section of FNet, Founders' intranet site.]































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Code of Ethics                                                                21

                                   APPENDIX 2
                                       TO
                                 CODE OF ETHICS


        Reg. ss. 240.16a-1.

        (a) The term "beneficial owner" shall have the following applications:

        (2) ... the term "beneficial owner" shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

               (i) The term "pecuniary interest" in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

               (ii) The term "indirect pecuniary interest" in any class of equity securities shall include, but not be limited to:

                      (A) securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted; see also ss. 240.16a-1(a)(4); [Amended in Release No. 34-29131 (P. 26,086A),
        effective May 1, 1991, 56 F.R.
        19925.]

                      (B) a general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:

                      (1) the general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or

                      (2) the general partner's share of the partnership capital
               account,   including  the  share   attributable  to  any  limited
               partnership interest held by the general partner.

                      (C) a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment

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22                                                                Code of Ethics
        company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:

                      (1) the performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and

                      (2) equity  securities  of the issuer do not  account  for more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

                      (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

                      (E) A person's interest in securities held by a trust, as specified in ss. 240.16a-8(b); and

                      (F) A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

               (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

        (e) The term "immediate family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.


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Code of Ethics                                                                23

                               GENERAL DEFINITIONS

Sec. 2.(a) When used in this title, unless the context other requires --

        [Control]

        (9) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

        [Government Security]

        (16) "Government security" means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

        [Interested Person]

        (19)   "Interested person" of another person means --

        (A)    when used with respect to an investment company --

               (i)   any affiliated person of such company,

               (ii) any member of the immediate family of any natural person who is an affiliated person of such company,

               (iii) any interested person of any investment adviser of or principal underwriter for such company,

               (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company,

               (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer, and

               (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive officer of such company or with

--------------------------------------------------------------------------------
24                                                                Code of Ethics
        any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company:

Provided, That no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its board of directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso; and

        (B) when used with respect to an investment adviser of or principal underwriter for any investment company --

               (i) any affiliated person of such investment adviser or principal underwriter,

               (ii) any member of the immediate family of any natural person who is an affiliated person of such investment adviser or principal underwriter,

               (iii) any person who knowingly has any direct or indirect beneficial interest in, or who is designated as trustee, executor, or guardian of any legal interest in, any security issued either by such investment adviser or principal underwriter or by a controlling person of such investment adviser or principal underwriter,

               (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such investment company has acted as legal counsel for such investment adviser or principal underwriter,

               (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer, and

               (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had at any time since the beginning of the last two completed fiscal years of such investment company a material business or professional relationship with such investment adviser or principal underwriter or with the principal executive officer or any controlling person of such investment adviser or principal underwriter.

For the purposes of this paragraph (19), "member of the immediate family" means any parent, spouse of a parent, child, spouse of a child, spouse, brother or sister, and includes step and adoptive relationships. The Commission may

--------------------------------------------------------------------------------
Code of Ethics                                                                25
modify or revoke any order issued under clause (vi) of subparagraph (A) or (B) of this paragraph whenever it finds that such order is no longer consistent with the facts. No order issued pursuant to clause (vi) of subparagraph (A) or (B) of this paragraph shall become effective until at least sixty days after the entry thereof, and no such order shall affect the status of any person for the purposes of this title or for any purpose for any period prior to the effective date of such order.

        [Security]

        (36) "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.





















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26                                                                Code of Ethics

                                   APPENDIX 3
                                       TO
                                 CODE OF ETHICS


                          FOUNDERS ASSET MANAGEMENT LLC
                       POLICY STATEMENT ON INSIDER TRADING

INTRODUCTION

        Founders Asset Management LLC ("Founders") forbids any officer, director or employee from trading, either personally or on behalf of others (such as mutual funds or private accounts managed by Founders), on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." Any questions regarding this policy should be referred to Founders' General Counsel (the "Reviewing Officer").

A.      WHAT IS "INSIDER TRADING"?

        "Insider trading" refers generally to buying or selling a security, in breach of a fiduciary duty or other relationship of trust and confidence, while in possession of material, nonpublic information about the security. Insider trading violations may also include "tipping" such information, securities trading by the person "tipped" and securities trading by those who misappropriate such information. Examples of insider trading cases that have been brought by the SEC are cases against: corporate officers, directors, and employees who traded the corporation's securities after learning of significant, confidential corporate developments; friends, business associates, family members, and other "tippees" of such officers, directors, and employees, who traded the securities after receiving such information; employees of law, banking, brokerage and printing firms who were given such information in order to provide services to the corporation whose securities they traded; government employees who learned of such information because of their employment by the government; and other persons who misappropriated, and took advantage of, confidential information from their employers.

        Because insider trading undermines investor confidence in the fairness and integrity of the securities markets, it is imperative that all employees and officers understand and comply with this legal requirement. The penalties for insider trading are severe and the SEC considers insider trading violations as one of its enforcement priorities.

--------------------------------------------------------------------------------
Code of Ethics                                                                27

B.      WHAT IS "MATERIAL INFORMATION"?

        Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, significant merger or acquisition proposals or agreements, significant new products or discoveries, major litigation, liquidation problems, and extraordinary management development. Individuals should exercise caution when questioning the materiality of the information provided and should contact the Reviewing Officer for clarification of its materiality.

C.      WHAT IS NONPUBLIC INFORMATION?

        Nonpublic information, often referred to as "insider information," is information that has not been communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICE, THE WALL STREET JOURNAL, or other publications of general circulation would be considered public.

D.      PENALTIES FOR INSIDER TRADING

        Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

     o  civil injunction
     o  treble (i.e., triple) damages
     o  disgorgement of profits
     o  jail sentence
     o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and
     o fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

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28                                                                Code of Ethics

        Any violation of this policy statement can be expected to result in serious sanctions by Founders, including termination of employment.

E.      RELEVANT TOPICS

        CONTACT WITH PUBLIC COMPANIES

        For Founders, contact with public companies represents an important part of its research efforts. Investment decisions may be made by Founders on the basis of conclusions formed through such contact and analysis of publicly available information. Difficult legal issues arise, however, when directors, officers or employees of Founders become aware of material nonpublic information. This could happen, for example, if a company's chief financial officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In order to protect Founders and yourself, you must contact the Reviewing Officer if you believe you have received material, nonpublic information.

        TENDER OFFERS

        Tender offers represent a particular concern in the law of insider trading. Tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is also more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Officers, directors, and employees of Founders should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

F.      PROCEDURES TO PREVENT INSIDER TRADING

        The following procedures have been established to aid the officers, directors, and employees of Founders to avoid insider trading, and to aid Founders in preventing, detecting, and imposing sanctions against insider trading. Every officer, director, and employee of Founders must follow these procedures or risk serious sanctions including dismissal, substantial personal liability, and criminal penalties. If you have any questions about these procedures you should consult the Reviewing Officer.

        IDENTIFYING INSIDE INFORMATION

        Before trading for yourself or others, including mutual funds and privately managed accounts managed by Founders, in the securities of a company about which you have potential inside information, ask yourself the following questions:

--------------------------------------------------------------------------------
Code of Ethics                                                                29

        i. Is the information material? Is this information that an investor would consider important in making his or her investment decision? Is this information that would substantially affect the market price of the security if generally disclosed?

        ii. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE WALL STREET Journal, or other publications of general circulation?

        If, after consideration of the above, you believe that the information may be material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you MUST take the following steps:

        i. Do NOT purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Founders.

        ii. Report the matter immediately to the Reviewing Officer. If the Reviewing Officer is not available and an immediate determination is necessary, such judgment may be made by the President of Founders or its outside legal counsel.

        iii. Do not communicate the information inside or outside Founders, other than to the designated Reviewing Officer, the President of Founders, or Founders' outside legal counsel.

        iv. After the Reviewing Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading or communicating the information received, or you will be allowed to trade and communicate the information.

G.      RESTRICTING ACCESS TO MATERIAL NONPUBLIC INFORMATION

        Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within Founders, with the exception of Founders' Reviewing Officer, the President of Founders, or Founders' outside legal counsel. In addition, care should be taken so that such information is handled in a manner which Founders employees and others cannot access. For example, physical documents containing such information should be placed in a locked file cabinet and computer files should be password protected and restricted from access.

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30                                                                Code of Ethics

H.      PERSONAL SECURITIES TRANSACTIONS

        All Founders employees are required to obtain pre-clearance for securities transactions in which they have a beneficial interest. Please refer to the Code of Ethics or contact Founders' Legal Department for details regarding how to obtain prior approval. By requesting approval to engage in a personal securities transaction, an individual is also certifying that they are not acting on inside information.




































--------------------------------------------------------------------------------
Code of Ethics                                                                31

                                                                      MEMORANDUM
[LOGO]Founders (r)


TO:     All Employees

FROM:   Ken Christoffersen

DATE:   June 2, 1998

RE:     Addendum to the Code of Ethics
--------------------------------------------------------------------------------

At its May 28 meeting, the Board of Managers of Founders Asset Management LLC adopted the attached "Restrictions on Transactions in Mellon Securities" as an addendum to the Founders Code of Ethics. Please read this addendum and keep it with your copy of the Code of Ethics.

The addendum contains a number of provisions relating to trading in the securities of Mellon Bank Corporation that are required because Mellon is a public company. These restrictions apply to all employees of Mellon and its subsidiaries (referred to as "associates" in the document), other than outside consultants or temporary employees. These restrictions apply to all Founders employees effective immediately.

If you have any questions concerning the attached addendum, please feel free to contact Allen French or me.
















--------------------------------------------------------------------------------
32                                                                Code of Ethics

                                                  ADDENDUM TO THE CODE OF ETHICS
                                                                    MAY 28, 1998


                RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES

Associates who engage in transactions involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the associate's own account and in all other accounts over which the associate could be expected to exercise influence or control (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

o   Short Sales--Short sales of Mellon securities by associates are prohibited.

o Sales Within 60 Days of Purchase--Sales of Mellon securities within 60 days of acquisition arE prohibited. For purposes of the 60-day holding period, securities will be deemed to be equivalent if one is convertible into the other, if one entails a right to purchase or sell the other, or if the value of one is expressly dependent on the value of the other (e.g., derivative securities).

In cases of extreme hardship, associates (other than senior management) may obtain permission to dispose of Mellon securities acquired within 60 days of the proposed transaction, provided the transaction is precleared with the Manager of Corporate Compliance and any profits earned are disgorged in accordance with procedures established by senior management. The Manager of Corporate Compliance reserves the right to suspend the 60-day holding period restriction in the event of severe market disruption.

o Margin Transactions--Purchases on margin of Mellon's publicly traded securities by associates iS prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.

o Option Transactions--Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other associate option plans are exempt from this restriction.

--------------------------------------------------------------------------------
Code of Ethics                                                                33

o Major Mellon Events--Associates who have knowledge of major Mellon events that have not yet beeN announced are prohibited from buying and selling Mellon's publicly traded securities before such public announcements, even if the associate believes the event does not constitute material nonpublic information.

o Mellon Blackout Period--Associates are prohibited from buying or selling Mellon's publicly tradeD securities during a blackout period, which begins the 16th day of the last month of each calendar quarter and ends three business days after Mellon publicly announces the financial results for that quarter. In cases of extreme hardship, associates (other than senior management) may request permission from the Manager of Corporate Compliance to dispose of Mellon securities during the blackout period.

BENEFICIAL OWNERSHIP--The provisions discussed above apply to transactions in the associate's own name and to all other accounts over which the associate could be expected to exercise influence or control, including:

o accounts of a spouse, minor children or relatives to whom substantial support is contributed;

o accounts of any other member of the associate's household (e.g., a relative living in the same home);

o trust accounts for which the associate acts as trustee or otherwise exercises any type of guidance or influence;

o    Corporate accounts controlled, directly or indirectly, by the associate;

o arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the associate; and

o    any other account for which the associate is the beneficial owner.









--------------------------------------------------------------------------------
34                                                                Code of Ethics

                                                                       EXHIBIT A

                  REQUEST FOR APPROVAL OF SECURITY TRANSACTION
                               IN PERSONAL ACCOUNT

NAME: __________________________________________________________________________

DATE: ___________________________________

BUY: ___________________        SELL: ___________________

AMOUNT OR SHARES: ____________________________  PRICE: _________________________

NAME OF SECURITY: ______________________________________________________________

BROKER: _______________________________________

*Address: _____________________________________
          _____________________________________

*Telephone: ___________________________________
*Account No.: ___________________  *Registered Owner: __________________________

THIS IS A NEW ISSUE:  _______ YES   ________  NO
THIS IS A SECONDARY:  _______ YES   ________  NO

I have not acted on inside information.

I have verified that the security described above is not being considered for purchase or sale by a Client or Fund and is not being purchased or sold by a Client or Fund. I have further verified that the security has not been purchased or sold by a Client or Fund at any time during the SEVEN days prior to the date set forth above.

EMPLOYEE SIGNATURE:  ___________________________________________________________

CONFIRMATION  THAT  SECURITY  HAS NOT BEEN  PURCHASED OR SOLD WITHIN PRIOR SEVEN
DAYS:

_____________________________________
_____________________________________     Date: ________________________________
Trading Department

APPROVED BY: ________________________**   Date: ________________________________
               Approval Officer

* Complete if not previously provided.
** The Approval Officer Line must be signed by Tom Arrington, Rob Ammann, Scott Chapman, or Doug Loeffler. Transactions must be approved by an Approval Officer other than the employee effecting the transaction. No other Founders personnel are authorized to approve this transaction.

                                                                       EXHIBIT B


                     NOTIFICATION OF INTENTION TO ENGAGE IN
                             DE MINIMIS TRANSACTION


NAME: __________________________________________________________________________

DATE: __________________________________________________________________________

BUY: __________     SELL: __________

AMOUNT OR SHARES: ________________________________ (cannot exceed the greater of 100 shares or $5,000 per transaction)

NAME OF SECURITY: ______________________________________________________________

BROKER: _____________________________________________

*Address: ___________________________________________
          ___________________________________________

*Telephone: _________________________________________

*Account No.: _________________     *Registered Owner: _________________________

I have not acted on inside information.

I am not involved in buying or selling this security for any Founders mutual fund or private account client.

I have attached information confirming that this security is issued by a company with a market capitalization of at least $1 billion and has an average daily trading volume of at least 100,000 shares.

EMPLOYEE SIGNATURE: ____________________________________________________________

ACKNOWLEDGED:

_________________________________     Date: ____________________________________
Legal Department

*Complete if not previously provided.

                                                                       EXHIBIT C


                             APPROVAL FORM FOR TRIPS
              WHERE A PORTION OF THE COST IS PAID BY A THIRD PARTY


Name of Founders Employee: _____________________________________________________

Name of Person or Entity paying for any portion of the trip: ___________________

________________________________________________________________________________

Type of Entity:

     [ ]  broker

     [ ]  publicly traded company

     [ ] person or entity with which Founders may have a current or anticipated business relationship

     [ ]  other

Purpose for trip: ______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

The foregoing trip is hereby:

    [ ] Approved     [ ] Disapproved

FOUNDERS ASSET MANAGEMENT LLC

By: _________________________*     By: _________________________*

Dated: ______________________      Dated: ______________________



* Must be signed by Department Manager and Founders Chief Executive Officer.

                                                                       EXHIBIT D


                     APPROVAL FORM FOR OUTSIDE EMPLOYMENT OR
                                BUSINESS ACTIVITY


Name of Founders Employee: _____________________________________________________

Name of Outside Employer: ______________________________________________________
(If self-employed, please so indicate.)

Type of Business: ______________________________________________________________

Brief Job Description: _________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Typical Weekly Work Schedule: __________________________________________________

________________________________________________________________________________

The foregoing employment/business activity is hereby:

    [ ] Approved     [ ] Disapproved

FOUNDERS ASSET MANAGEMENT LLC

By: ______________________________*

Dated: ___________________________

CC:     Department Manager of Employee
        Human Resources

* Must be signed by Founders Chief Executive Officer or Ken Christoffersen following consultation with Department Manager.

                                                                       EXHIBIT E


                  NOTIFICATION OF POSSIBLE SECURITY TRANSACTION
                                       BY
                        INVESTMENT CLUB OR SIMILAR ENTITY


Name of Investment Club: _______________________________________________________

Name of Employee: ______________________________________________________________

Name of Family Member: _________________________________________________________

Name of Security: ______________________________________________________________

[ ] Buy

[ ] Sell



Employee Signature: ____________________________________________________________

Date: __________________________________________________________________________


This form must be acknowledged by Tom Arrington, Rob Ammann, Scott Chapman, or Doug Loeffler, and returned to the Legal Department.


ACKNOWLEDGED:


___________________________________
Approval Officer

                                                                       EXHIBIT F

                          FOUNDERS ASSET MANAGEMENT LLC
                                 CODE OF ETHICS
                                 INITIAL REPORT

By my signature below, I certify that I have received and read a copy of the Code of Ethics for Founders Asset Management LLC (the "Code"), including, without limitation, the Policy Statement on Insider Trading, and that I understand the provisions and requirements of the Code as they apply to me. In addition, I certify that the information provided herein with respect to brokerage accounts and securities holdings is accurate and complete. I agree to comply with all of the terms and provisions of the Code which are applicable to me, and to disclose or report all personal securities transactions and other information required to be disclosed or reported pursuant to the requirements of the Code.

BROKERAGE ACCOUNTS. [Applicable to all employees.] The information provided below is for all brokerage accounts in which I or any member of my household has any direct or indirect beneficial ownership. I agree to notify the Legal Department within ten days of the establishment of a new brokerage account not previously reported to the Legal Department.

[ ]  I have no brokerage accounts to report at this time.

[ ] The following brokerage accounts are maintained by me or a member of my household (use additional copies of this form if necessary):

Name of brokerage firm: ________________________________________________________

Address: ________________________________________  Telephone: __________________

Registered Owner Designation: ____________________ Account No.: ________________

SECURITIES. [Applicable to Access Persons only.] The information provided below is for all securities in which I or any member of my household has any direct or indirect beneficial ownership.

[ ]  I have no securities to report at this time.

[ ] The following securities are ones in which I or a member of my household have direct or indirect beneficial ownership (use additional copies of this form if necessary):

Name of    Ticker   Number      Date        Transaction Price   Principal Amount
Security   Symbol   of Shares   Purchased   (Equity Security)   (Debt Security)
--------   ------   ---------   ---------   -----------------   ----------------














Employee Signature ____________________________________  Date: _________________

Print Name:  __________________________________________


                                 REPORT OF OCCURRENCE OF SECURITIES TRANSACTIONS                            EXHIBIT G
                        AND INITIATION OF BROKERAGE ACCOUNTS WITHIN LAST CALENDAR QUARTER

---------------------------------------------------------------------------------------------------------------------
|           |               |        |             | INTEREST    |             |           |                        |
|           |               |        |             | RATE/       | TRANSACTION | PRINCIPAL |                        |
|           |               |        |     DATE    | MATURITY    | PRICE       | AMOUNT    |                        |
| AMOUNT OR |               | TICKER |             | DATE (IF    | (EQUITY     | (DEBT     |                        |
|  SHARES   | SECURITY NAME | SYMBOL | BOUGHT SOLD | APPLICABLE) | SECURITY)   | SECURITY) | NAME OF DEALER OR BANK |
|-----------|---------------|--------|-------|-----|-------------|-------------|-----------|------------------------|
|           |               |        |       |     |             |             |           |                        |
|-----------|---------------|--------|-------|-----|-------------|-------------|-----------|------------------------|
|           |               |        |       |     |             |             |           |                        |
|-----------|---------------|--------|-------|-----|-------------|-------------|-----------|------------------------|
|           |               |        |       |     |             |             |           |                        |
|-----------|---------------|--------|-------|-----|-------------|-------------|-----------|------------------------|
|           |               |        |       |     |             |             |           |                        |
|-----------|---------------|--------|-------|-----|-------------|-------------|-----------|------------------------|
|           |               |        |       |     |             |             |           |                        |
|-----------|---------------|--------|-------|-----|-------------|-------------|-----------|------------------------|

The above is a record of one or more purchase or sale transactions in securities in which I have acquired or disposed of a direct or indirect beneficial ownership in the last calendar quarter, as more fully defined in the Fund's and Founders' Codes of Ethics.

BROKERAGE ACCOUNTS.  In the past quarter, I established the brokerage account(s)
described  below,   which  have  not  previously  been  reported  to  the  Legal
Department.

[ ]  I have no brokerage accounts to report at this time.

[ ] The following brokerage accounts have been established in the last calendar quarter and are maintained by me or a member of my household (use additional copies of this form if necessary):

Name of brokerage firm: ________________________________________________________
Address: ____________________________________________  Telephone: ______________
Registered Owner Designation: _______________________  Account No.: ____________
Date of Establishment of Account: ___________________

DATE: ___________________________     SIGNATURE: _______________________________
                                      Print Name: ______________________________

Note 1. If the transaction is other than a sale or purchase, please explain the transaction on a separate page.

Note 2. If no broker or bank was involved in the transaction, describe on a separate page the circumstances surrounding the transaction and the manner in which the transaction was executed.

Note 3. If a broker was involved in the transaction, a copy of the broker's confirmation of the transaction is attached or has previously been received by Founders' Legal Department.

Note 4. This report shall not be construed as an admission by me that I have acquired any direct or indirect beneficial ownership in the securities involved in the transactions reported, which have been marked by me with an asterisk(*). Such transactions are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

                                       REPORT OF SECURITIES OWNERSHIP                                     EXHIBIT H
                               REPORT OF ESTABLISHMENT OF BROKERAGE ACCOUNTS

                                FOR CALENDAR YEAR ENDING DECEMBER 31, _____


-------------------------------------------------------------------------------------------------------------------
|           |               |        |               |              |         CHECK TYPE OF ACCOUNT               |
| AMOUNT OR |               |  DATE  |  TRANSACTION  |   PRINCIPAL  |                                             |
|  SHARES   | SECURITY NAME | BOUGHT | PRICE (EQUITY | AMOUNT (DEBT |            HOUSEHOLD    FIDUCIARY OR OTHER  |
|           |               |        |   SECURITY)   |   SECURITY)  | PERSONAL    MEMBER     BENEFICIAL OWNERSHIP |
|-----------|---------------|--------|---------------|--------------|----------|-----------|----------------------|
|           |               |        |               |              |          |           |                      |
|-----------|---------------|--------|---------------|--------------|----------|-----------|----------------------|
|           |               |        |               |              |          |           |                      |
|-----------|---------------|--------|---------------|--------------|----------|-----------|----------------------|
|           |               |        |               |              |          |           |                      |
|-----------|---------------|--------|---------------|--------------|----------|-----------|----------------------|
|           |               |        |               |              |          |           |                      |
|-----------|---------------|--------|---------------|--------------|----------|-----------|----------------------|
|           |               |        |               |              |          |           |                      |
|-----------|---------------|--------|---------------|--------------|----------|-----------|----------------------|
|           |               |        |               |              |          |           |                      |
|-----------|---------------|--------|---------------|--------------|----------|-----------|----------------------|
|           |               |        |               |              |          |           |                      |
|-----------|---------------|--------|---------------|--------------|----------|-----------|----------------------|

The above is a listing of every security in which I have any direct or indirect beneficial ownership as of the end of the above-described calendar year, as more fully defined in the Fund's and Founders' Codes of Ethics.

BROKERAGE ACCOUNTS.  I currently have the brokerage account(s) described below.

[ ]  I have no new brokerage accounts to report at this time.

[ ] The following brokerage accounts have been established and are maintained by me or a member of my household (use additional copies of this form if necessary):

Name of brokerage firm: ________________________________________________________
Address: ____________________________________________  Telephone: ______________
Registered Owner Designation: _______________________  Account No.: ____________
Date of Establishment of Account: ___________________

DATE: ___________________________     SIGNATURE: _______________________________
                                      Print Name: ______________________________


Note 1. This report shall not be construed as an admission by me that I have acquired any direct or indirect beneficial ownership in the securities listed above which have been marked by me with an asterisk(*). Such transactions are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

                                                                       EXHIBIT I


                          FOUNDERS ASSET MANAGEMENT LLC
                     CODE OF ETHICS COMPLIANCE CERTIFICATION


By my signature below, I certify that I have received and read a copy of the Code of Ethics for Founders Asset Management LLC (the "Code"), including, without limitation, the Policy Statement on Insider Trading, that I understand the requirements of the Code, and that I recognize that I am subject to the provisions of the Code. I also certify that as of the date below, I have complied with the requirements of the Code and have disclosed or reported all personal securities transactions and other information required to be disclosed or reported pursuant to the requirements of the Code.


Employee Signature ______________________________  Date ________________________

Print Name ______________________________________